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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Global Natural Resources Inc. and subsidiaries (the "Company") for the year ended December 31, 1995 into the Registration Statement on Form S-4 Seagull Energy Corporation, to which this consent is an exhibit.

     We hereby consent to the references to our firm under the heading "Experts" in the joint proxy statement/prospectus included in the Registration Statement.

                           /s/   RYDER SCOTT COMPANY PETROLEUM ENGINEERS

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                                           RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS

Houston, Texas
August 7, 1996